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INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-64218 of BioSante Pharmaceuticals, Inc. (formerly Ben-Abraham Technologies Inc.) on Form SB-2 of our report dated February 19, 1999 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the developmental stage nature of BioSante), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

Toronto, Ontario
September 13, 2001